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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We agree to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Health Management Associates, Inc. for the registration of $411,639,000 Convertible Senior Subordinated Debentures due 2020 and 12,168,996 shares of its common stock and to the incorporation by reference therein of our report (a) dated October 22, 1999 (except for Note 3 as to which the date is November 30, 1999), with respect to the consolidated financial statements and schedules of Health Management Associates, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1999 and (b) dated May 19, 2000, with respect to the financial statements and schedules of Health Management Associates, Inc. Retirement Savings Plan included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                                /s/ ERNST & YOUNG LLP

Atlanta, Georgia
October 23, 2000